Exhibit 10.1

GENERAL RELEASE AND SEVERANCE AGREEMENT

This General Release and Severance Agreement (the “Agreement”), dated as of March 1, 2024 is made and entered into by and between David Hollingsworth (“Employee”) and AYRO, Inc. (the “Company”).

For good and valuable consideration, receipt of which is hereby acknowledged, in order to effect a mutually satisfactory and amicable separation of employment from the Company and to resolve and settle finally, fully and completely all matters and disputes that now or may exist between them, as set forth below, Employee and the Company agree as follows:

1. Separation from Employment. Effective March 1, 2024 (the “Separation Date”), Employee’s employment with the Company ceased and he relinquished all offices, positions, and any authority with the Company and any affiliates of the Company. Employee acknowledges and agrees, except for the payments described hereunder, Employee has no rights to any other wages and/or other compensation or remuneration of any kind due or owing or owed from the Company, including, but not limited, to all wages, commissions, reimbursements, bonuses, advances, vacation pay, severance pay, vested or unvested equity or stock options, awards, and any other incentive-based compensation or benefits to which Employee was or may become entitled or eligible. Any equity awards previously granted to Employee shall continue to be governed by the terms of the applicable equity plan and award agreements.

2. Continuing Obligations/Compliance. As of the Separation Date, the employment agreement between the parties dated August 23, 2022 (the “Employment Agreement”) shall terminate forever and no party shall have any further obligation or liability thereunder, except that Employee acknowledges and agrees that Employee shall remain bound by, and agrees to comply with, any obligations that survive an employment termination as set forth in the Employment Agreement. Employee shall further remain bound by, and agrees to comply with, any obligations that survive an employment termination as set forth in any other agreement or employee policy to which he became subject during and in connection with his employment with the Company, including without limitation his continuing obligation to maintain the confidentiality of the Company’s confidential information and other restrictive covenants set forth in the Confidential Information, Invention Assignment and Restrictive Covenant Agreement (the “Confidentiality Agreement”). Notwithstanding the foregoing, in consideration for this Agreement becoming effective, the Company shall waive the non-compete provision set forth in the Confidentiality Agreement. Employee acknowledges that Employee has returned all property and information as required by the Employment Agreement and Confidentiality Agreement.

3. Consideration. In consideration of this Agreement and the release herein, and his compliance with his obligations hereunder and under the Confidentiality Agreement, the Company will provide Employee with severance pay in the total amount of $225,000, less all lawful and authorized withholdings and deductions, to be paid in 12 equal monthly installments in accordance with the Company’s standard payroll practices (through the last severance payment, the “Severance Period”), with the first installment to be paid on the first month following the Effective Date (defined below) of this Agreement. The parties agree that the Company’s obligation to provide the consideration hereunder, including any portion of the payments referenced herein but not yet paid to Employee, shall cease, and any of the consideration paid pursuant to this Agreement must be immediately returned to the Company, if (i) Employee engages in any action or conduct that violates any of the terms of this Agreement and/or the Confidentiality Agreement or (ii) the Company learns and/or discovers following the Effective Date that Employee had violated the terms of the Employment Agreement and/or the Confidentiality Agreement, or engaged in any other unlawful or unethical conduct as related to the Company, in each case prior to the Effective Date of the Agreement.

4. Transition Services. Following the Separation Date through the Severance Period, Employee agrees to reasonably cooperate and make himself reasonably available to assist with the transition of Employee’s positions, offices, authority, duties, or responsibilities with the Company. Employee also agrees to assist with the execution of all documents and all other instruments which the Company shall deem necessary to accomplish any such transition. This assistance includes, without limitation, the disclosure to the Company of all pertinent information with respect to intellectual property, the execution of all applications, specifications, oaths, assignments, and all other instruments that the Company shall deem necessary in order to apply for and obtain intellectual property rights and in order to assign and convey to the Company, its successors, assigns and nominees, the sole and exclusive rights, title, and interest in and to such intellectual property, and any copyrights, patents, mask work rights, or other intellectual property rights relating thereto.

5. Cooperation. Following the Separation Date, Employee also agrees to reasonably cooperate and make himself reasonably available to the Company (and its representatives and advisors) in any pending or future governmental or regulatory investigation, inquiry, or request for information, or civil, criminal, or administrative proceeding or arbitration or mediation, in each case involving the Company. Employee agrees that, upon reasonable notice and without the necessity of the Company’s obtaining a subpoena or court order, he shall reasonably respond to all reasonable inquiries of the Company about any matters concerning the Company or its affairs that occurred or arose during his employment by the Company, of which matters he has knowledge or information. The Company shall reimburse Employee for all reasonable out of pocket expenses incurred by Employee in rendering such cooperation that are approved by the Company.

6. Release of Claims. For and in consideration of the right to receive the consideration described in Section 3 of this Agreement, Employee fully and irrevocably releases and discharges the Company, including all of its affiliates, parent companies, subsidiary companies, employees, owners, directors, officers, principals, agents, insurers, and attorneys (collectively, the “Releasees”) from any and all actions, causes of action, suits, debts, sums of money, attorneys’ fees, costs, accounts, covenants, controversies, agreements, promises, damages, claims, grievances, arbitrations, and demands whatsoever, known or unknown, at law or in equity, by contract (express or implied), in tort, or pursuant to statute, or otherwise (collectively, “Claims”) arising or existing on, or at any time prior to, the date this Agreement is signed by Employee. Such released Claims include, without limitation, Claims relating to or arising out of: (i) Employee’s hiring, compensation, benefits and employment with the Company, (ii) Employee’s separation from employment with the Company, and (iii) all Claims known or unknown or which could or have been asserted by Employee against the Company, at law or in equity, or sounding in contract (express or implied) or tort, including claims arising under any federal, state, or local laws of any jurisdiction that prohibit age, sex, race, national origin, color, disability, religion, veteran, military status, pregnancy, sexual orientation, or any other form of discrimination, harassment, or retaliation, including, without limitation, under the Age Discrimination in Employment Act; the Older Workers Benefit Protection Act; the Americans with Disabilities Act; Title VII of the Civil Rights Act of 1964; the Rehabilitation Act; the Equal Pay Act; the Family and Medical Leave Act, 42 U.S.C. §1981; the Civil Rights Act of 1991; the Civil Rights Act of 1866 and/or 1871; the Sarbanes Oxley Act; the Employee Polygraph Protection Act; the Uniform Services and Employment and Re-Employment Rights Act; the Worker Adjustment Retraining Notification Act; the National Labor Relations Act and the Labor Management Relations Act; the Texas Labor Code, the Texas Commission on Human Rights Act and any other similar or equivalent state laws; and any other federal, state, local, municipal or common law whistleblower protection claim, discrimination or anti-retaliation statute or ordinance; claims arising under the Employee Retirement Income Security Act of 1974, as amended; claims arising under the Fair Labor Standards Act; claims related to the COVID-19 pandemic and related mandates, policies and/or protocols; or any other statutory, contractual or common law claims.

7. No Legal Actions. Employee represents that Employee has not filed or caused to be filed any lawsuit, complaint, or charge against any Releasees in any court, any municipal, state, or federal agency, or any other tribunal. Employee further represents that Employee has no unasserted claims (whether by Employee or any other individual or entity) against the Releasees, as applicable, currently in existence, and no unreported workplace injuries or occupational diseases. To the fullest extent permitted by law, Employee agrees that Employee will not sue or file a complaint in any court, or file or pursue a demand for arbitration, pursuing any claims released under this Agreement, or assist or otherwise participate in any such proceeding. Employee represents and warrants further that Employee has not assigned or conveyed to any other person or entity any of his rights vis-à-vis the Releasees or Employee, including any of the claims released in this Agreement. Employee further expressly waives any claim to any monetary or other damages or any other form of recovery in connection with any proceeding made in violation of this Agreement.

8. No Interference. Nothing in this Agreement is intended to interfere with Employee’s right to report possible violations of federal, state or local law or regulation to any governmental or law enforcement agency or entity (including, without limitation, the Securities and Exchange Commission), or to make other disclosures that are protected under the whistleblower provisions of federal or state law or regulation. Employee further acknowledges that nothing in this Agreement is intended to interfere with Employee’s right to file a claim or charge with, or testify, assist, or participate in an investigation, hearing, or proceeding conducted by, the Equal Employment Opportunity Commission (the “EEOC”), any state human rights commission, or any other government agency or entity. However, by executing this Agreement, Employee hereby waives the right to recover any damages or benefits in any proceeding Employee may bring before the EEOC, any state human rights commission, or any other government agency or in any proceeding brought by the EEOC, any state human rights commission, or any other government agency on Employee’s behalf with respect to any claim released in this Agreement; provided, however, for purposes of clarity, Employee does not waive any right to any whistleblower award pursuant to Section 21F of the Securities Exchange Act of 1934 or any other similar provision.

9. Review. Employee acknowledges that: (a) this Agreement is written in terms and sets forth conditions in a manner which Employee understands; (b) Employee has carefully read and understands all of the terms and conditions of this Agreement; (c) Employee agrees with the terms and conditions of this Agreement; and (d) Employee enters into this Agreement knowingly and voluntarily. Employee acknowledges that Employee does not waive rights or claims that may arise after the date this Agreement is executed, that Employee has been given 21 days from receipt of this Agreement in which to consider whether Employee wanted to sign it, that any modifications, material or otherwise made to this Agreement do not restart or affect in any manner the original 21 day consideration period, and that the Company advises Employee to consult with an attorney before Employee signs this Agreement. The Company agrees, and Employee represents that Employee understands, that Employee may revoke Employee’s acceptance of this Agreement at any time for 7 days following Employee’s execution of the Agreement and must provide notice of such revocation by giving written notice to the Company. If not revoked by written notice received on or before the 8th day following the date of Employee’s execution of the Agreement, this Agreement shall be deemed to have become enforceable and on such 8th day (the “Effective Date”).

10. No Further Services. Employee agrees that he will not seek, apply for, accept, or otherwise pursue employment, engagement, or arrangement to provide further services with or for the Company, as an employee, independent contractor or otherwise, except as provided herein.

11. Confidentiality of Agreement. Employee and Company agree to keep both the fact of this Agreement and the terms of this Agreement confidential, and Employee will not disclose the fact of this Agreement or the terms of this Agreement to anyone other than Employee’s spouse/registered domestic partner, attorney or accountant/tax advisor, unless otherwise required to under applicable law or regulation or at the request of any regulator after, to the extent legally permissible, after providing reasonable notice in writing to the Company, and a reasonable opportunity to challenge any such disclosure.

12. Governing Law/Venue. This Agreement shall be governed by and construed under the laws of the State of Texas. Venue of any litigation arising from this Agreement or any disputes relating to Employee’s employment shall be in the federal and state courts situated in Texas. Employee consents to personal jurisdiction of the federal and state courts situated in Texas for any dispute relating to or arising out of this Agreement or Employee’s employment, and Employee agrees that Employee shall not challenge personal or subject matter jurisdiction in such courts. The parties also hereby waive any right to trial by jury in connection with any litigation or disputes under or in connection with this Agreement.

13. Voluntary. This Agreement is executed voluntarily and without any duress or undue influence on the part or behalf of the parties hereto.

14. Acknowledgment. Employee acknowledges and agrees that the payments and other consideration provided herein are consideration to which Employee is not otherwise entitled except pursuant to the terms of this Agreement, and are being provided in exchange for Employee’s compliance with his obligations set forth hereunder.

15. No Admission of Liability. This Agreement shall not in any way be construed as an admission by the Company or Employee of any acts of wrongdoing or violation of any statute, law or legal right.

16. No Third-Party Beneficiaries. Except as expressly provided to the contrary in this Agreement, no third party is intended to be, and no third party shall be deemed to be, a beneficiary of any provision of this Agreement. Employee agrees that all Releasees shall be express third-party beneficiaries of this Agreement (and the release of Claims contained herein), and shall be permitted to enforce the terms of this Agreement as if they were parties hereto.

17. Sole Agreement and Severability. Except as set forth herein, this Agreement is the sole, entire and complete agreement of the parties relating in any way to the subject matter hereof. No statements, promises or representations have been made by any party to any other party, or relied upon, and no consideration has been offered, promised, expected or held out other than as expressly set forth herein, provided only that the release of claims in any prior agreement or release shall remain in full force and effect. The covenants contained in this Agreement are intended by the parties hereto as separate and divisible provisions, and in the event that any or all of the covenants expressed herein shall be determined by a court of competent jurisdiction to be invalid or unenforceable, the remaining parts, terms or provisions of this Agreement shall not be affected and such provisions shall remain in full force and effect.

[SIGNATURE PAGE FOLLOWS]

PLEASE READ CAREFULLY. THIS GENERAL RELEASE AND SEVERANCE

AGREEMENT INCLUDES A RELEASE OF ANY AND ALL CLAIMS, KNOWN

OR UNKNOWN, AGAINST THE COMPANY.

AYRO, INC.		DAVID HOLLINGSWORTH

By:	/s/ Joshua Silverman	/s/ David Hollingsworth
Title:	Executive Chairman	Date:	March 1, 2024

Date:	March 3, 2024